EXHIBIT 10.25


                        CARD SUBSTRATE SUPPLY AGREEMENT

     THIS CARD SUBSTRATE SUPPLY AGREEMENT (the "Agreement") is made and is effective this 18th of October, 2000, by and between UltraCard, Inc., a Nevada corporation, having a place of business at 16795 Lark Avenue, Suite 102, Los Gatos, California 95008 ("UltraCard") and Komag, Incorporated, a Delaware corporation, having a place of business at 1710 Automation Parkway, San Jose, California 95131 (hereinafter referred to as "KOMAG").

                                    Recitals,
                                    ---------

     (A) UltraCard desires to enter into a Card Substrate Supply Agreement wherein KOMAG would fabricate, manufacture and supply card substrates in compliance with cud substrate specifications set forth in Exhibit A hereof (the "Card Substrate"), and wherein the Card Substrate is adapted to receive and support a magnetic media including for use as a credit card-like data card,

     (B) KOMAG is experienced in fabricating, manufacturing and supplying magnetic disks having rigid substrates and KOMAG has the capability of fabricating, manufacturing and supplying Card Substrates in accordance with UltraCard's Card Substrate Specifications, as hereinafter defined, (the "Contract Manufacturing Services").

     (C) Upon acceptance by UltraCard of a manufactured Card Substrate meeting the applicable Card Substrate Specifications, UltraCard is to agree to have KOMAG supply, on a non-exclusive basis, a portion of UltraCard's manufacturing requirements therefbr in quantities to be determined solely by UltraCard and on mutually agreeable delivery schedules.

     (D) UltraCard and KOMAG desire to enter into a Card Substrate Supply Agreement setting forth the terms and conditions under which KOMAG is to provide such Contract Manufacturing Services to UltraCard for Card Substrates.

                                   Agreement:
                                   ----------

     In consideration of the mutual premises set forth below between UltraCard and KOMAG, the parties agree as follows:

     (1)  CARD  SUBSTRATE  SPECIFICATIONS

     (A) A schedule labeled "ULTRACARD'S CARD SUBSTRATE SPECIFICATIONS" is Identified as Exhibit A and is attached hereto (the "Card Substrate Specifications"). The Card Substrate Specifications, including any amendments made thereto made in accordance with the provisions of this Paragraph 1, shall be the applicable Card Substrate Specification for purposes of the Agreement.

     (B) KOMAG agrees to assist UltraCard in making suggestions, identifying and/or consulting with UltraCard as to any proposed revisions, changes, modifications, additions or the like to the Card Substrate Specifications (collectively referred to as the "Specification Revisions").

     (C) KOMAG understands and agrees that UltraCard shall have the sole and final discretion as to which, if any, Specification Revisions are to be incorporated into the Card Subwate Specifications. If UltraCard detern-dnes that any proposed Specification Revisions are required to the Card Substrate Specification, the following revision process is agreed to by UltraCard and
KOMAG:

     (i) UltraCard shall first advise KOMAG, in writing, of any proposed Specification Revision;

     (ii) KOMAG shall, within the period of ten (10) days from receipt of the proposed Specification Revisions from UltraCard, advise UltraCard, in writing, if KOMAG has any objection(s) to the proposed Specification Revisions;

     (iii) If KOMAG has no objection(s) or fails to respond to the proposed Specification Revisions within the ten (10) day period, then the Card Substrate Specification shall be deemed amended, for purposes of this Agreement, to include the proposed Specification Revisions.

     (iv) If KOMAG has any objection(s) to the proposed Specification Revisions and provides written notice of objection(s) to UltraCard within the ten (10) day period, the parties shall meet within the ten (10) day period commencing the date UltraCard receives the written objection(s) from KOMAG. The parties shall, in good faith, attempt to resolve the objection(s). If KOMAG requires payment of any fees, costs or expenses from UltraCard, including any change to manufacturing costs as a part of KOMAG's written objection(s), KOMAG shall supply such information in reasonable detail to UltraCard prior to the above referenced meeting. If the parties agree in writing on proposed Specification Revisions, then the Card Substrate Specifications shall be deemed amended to include the same.

     (v) If KOMAG provides a written objection(s) in accordance with Paragraph (1)(C)(iv) above and the parties fail to agree or cannot mutually agree on the terms and conditions for resolving the proposed Specification Revisions within the twenty (20) day period commencing the date UltraCard received KOMAG's written objection(s), then the Card Substrate Specifications then in effect shall, unless further amended or revised in accordance with this Paragraph (1)(C), be the applicable Card Substrate Specifications for purposes of this Agreement and shall apply only to any open firm purchase orders issued
                                  ----
by UltraCard in accordance with the provisions of Paragraph (4) hereof. Notwithstanding the provisions of this Paragraph (1)(C)(v). UltraCard shall have the right to exercise its rights to termination of this Agreement as set forth in Paragraph 9(A) and 9(B) hereof.

     (2)  DELIVERY  OF  PROTOTYPE  MANUFACTURED  CARD  SUBSTRATE

     (A)  As  part  of this Agreement and subject to the provisions of Paragraph
(5)  hereof,  KOMAG  and  UltraCard  agree  as  follows,

     i) KOMAG shall perform non-recurring engineering (NRE) projects as set forth in Paragraph 5 hereof to enable KOMAG to deliver prototype Card Substrates to UltraCard. UltraCard " specify two (2) form factors for the Card Substrates prior to commencement of the NRE projects. The NRE projects are expected to be completed within approximately ninety (90) days from the date hereof KOMAG shall, during performance of the NRE activities, provide to UltraCard such prototype Card Substrates as it is reasonably able to provide. Thereafter, KOMAG shall fabricate and deliver to UltraCard. within a targeted date of thirty (30) days, but in no event later than 45 days, from the completion of tte NRE projects, a minimum of five hundred (500) prototype manufactured Card Substrates each in the two (2) form factors designated by UltraCard prior to commencement of the NRE projects and meeting the applicable Card Substrate Specifications (the "Prototype Manufactured Card Substrate");

     ii) UltraCard shall within fourteen (14) days from receipt of the Prototype Manufactured Card Substrate advise KOMAG in writing if the Prototype Manufactured Card Substrates are or are not acceptable, and if not acceptable, the reasons therefor. UltraCard shall provide to KOMAG, if appropriate, a proposed Specification Revisions as required to make the Prototype Manufactured Card Substrate acceptable to UltraCard.

     (iii) In the event that UltraCard determines that one (1) or more Prototype Manufactured Card Substrates should be refabricated and delivered to UltraCard for inspection and review including compliance with the applicable Card Substrate Specifications (the "Additional Prototype Manufactured Card Substrates"), and UltraCard provides written notice thereof to KOMAG, the procedure set forth in Paragraphs 2(A)(i) and Z(A)(ii) shall be followed fbr the Additional Prototype Manufactured Card Substrates.

     (3)  DELIVERY OF FIRST ARTICLE OF MANUFACTURED CARD SUBSTRATES

     (A) As part of this Agreement and subject to the provisions of Paragraph (5) hereof, KOMAG and UltraCard agree as follows:

     (i) KOMAG shall fabricate and deliver to UltraCard, within a targeted date of thirty (30) days, but in no event later than 45 days, from the date of acceptance of the Prototype Manufactured Card Substrate, a minimum of one thousand (1,000) first article of manufactured Card Substrates each in the two
(2) form factors designated by UltraCard prior to commencement of the NRE projects and meeting the applicable Card Substrate Specifications (the "First Article of Manufactured Card Substrates");

     ii) UltraCard shall, within fourteen (14) days from receipt of the First Article of Manufactured Card Substrate advise KOMAG in writing if the First Article of Manufactured Card Substrate are or not acceptable, and if not acceptable, the reasons therefor. UltraCard shall provide to KOMAG, if appropriate, a proposed Specification Revisions as required to make the First Article of Manufactured Card Substrate acceptable to UltraCard. The parties shall mutually agree, in writing on: (x) the final First Article of Manufactured Card Substrate which is acceptable for manufacturing production; and (y) the applicable Card Substrate Specification which is to be used for manufacturing production of Card Substrates before proceeding with manufacturing production of Card Substrates as set forth in Paragraph (4) below.

     (iii) In the event that UltraCard determines that one (1) or more First Article of Manufactured Card Substrates shall be refabricated and delivered to UltraCard for inspection and review including compliance with the applicable Card Substrate Specifications (the "Additional First Article of Manufactured Card Substrates") and UltraCard provides written notice thereof to KOMAG, the procedure set forth in Paragraphs 3 (A)(i) and 3 (A)(iii) shall be followed for the Additional First Article of Manufactured Card Substrates.

                   (4) CARD SUBSTRATE MANUFACTURING AND SUPPLY


     (A) Subject to the conditions set forth below, KOMAG shall have the non-exclusive right to manufacture and deliver a part of UltraCard requirements of Card Substrates in such quantities and on delivery schedules to be determined solely by UltraCard and consented to by KOMAG, which consent shall not be unreasonably withheld, as set forth in Paragraph 4 (B)(ii) below.

     (B) The first delivery of manufactured Card Substrates by KOMAG shall commence forty five (45) days after the parties mutually agree in writing that the First Article of Manufacture of Card Substrate and Card Substrate
Specifications are acceptable and such delivery of the manufactured Card Substrates shall be in accordance with the terms of Paragraphs 4 (B)(iii), 4
(B)(iv)  and  4  (B)(v)  below;

     (i) UltraCard shall provide KOMAG a written, non-binding forecast of UltraCard's Card Substrate requirements to be supplied by KOMAG for the next (twelve) 12 months of this Agreement.

     (ii) Beginning one (1) month prior to scheduled manufacturing production of one or more Card Substrates in one or more form factors, UltraCard shall provide KOMAG with a twelve (12) month non-binding forecast for the following twelve (12) month period, UltraCard's anticipated requirements can be found in Exhibit B,

     (iii) On the first day of the month prior to commencement of manufacturing production, UltraCard will provide KOMAG with a non-cancelable, firmpurchase order for Card Substrates with the weekly scheduled shipments covering the next three (3) mouth period and a non-bindingforecast for the remaining nine (9) months. Thereafter, UltraCard shall provide non-cancelable, firm purchase orders and forecasts as set forth in Paragraph 4(B)(iv), below. All purchase orders shall be subject to KOMAG's acceptance thereof in KOMAG's discretion,

     (iv) Provided KOMAG is meeting the Card Substrate Specifications, that the manufactured Card Substrates conform to the samples of the First Article of Manufactured Card Substrates accepted by UltraCard, costs, quality, quantities, and delivery schedules for the Card Substrate and upon commencement of manufacturing production, UltraCard shall provide KOMAG on the first day of each month a non-cancelable firm purchase order for Card Substrates with weekly scheduled shipment in order to provide a rolling three (3) months of firm purchase orders and a non-binding forecast for the remaining nine (9) months.

     (v) The applicable Card Substrates prices for aft purchase orders for Card Substrate shall be in accordance with the pricing set forth in Paragraph 5(B)(i) below.

    (5)  NON-RECURRING ENGINEERING AND CARD SUBSTRATES PRICING

     (A) KOMAG and UltraCard agree as follows with respect to Non-Recurring Engineering charges:

     (i) The Contract Manufacturing Services to be rendered by KOMAG as set forth herein shall include the Fabrication, Testing, Quality Control and Delivery of the Card Substrates as required by Paragraphs 2 and 3 hereof and any other engineering, contracting and related services provided by KOMAG under this Agreement and all such services are to be deemed Non-Recurring Engineering ("NRE') charges and are to be accounted using KOMAG's normal fees, costs, manufacturing overhead burden and related costs plus thirty percent (30%). KOMAG agrees to provide such NRE charges up to a maximum, of $600,000.

     (ii) UltraCard is to advance KOMAG a check for $600,000.00 for NRE expenses on October 18, 2000 and, as a condition precedent to this Agreement becoming effective, the check must clear. Further, the advancement of the $600,000.00 is subject to the following conditions:

          (a) KOMAG shall place the advanced $600,000.00 into a separate, interest bearing account which funds are to be used for NRE charges only.

          (b) KOMAG shall, within 7 days of the execution hereof, prepare a budget of the anticipated NRE charges for the first one month period of development. KOMAG shall thereafter prepare and submit to UltraCard, each month, a budget for the subsequent month within 7 days of the last day of the previous budget, UltraCard shall, within 3 days of receipt of a budget from KOMAG, either i) approve the same by signing the budget and returning the budget to KOMAG, or ii) notify KOMAG of any disagreement with the budget. In the event UltraCard disagrees with the budget, it shall so notify KOMAG and provide its reasons therefor. Upon notification by UltraCard to KOMAG, KOMAG will cease incurring NRE charges. The parties shall meet and mutually resolve such disagreement within 3 days of

UltraCard's notification of the saint and if the parties cannot so resolve the disagreement within ten (10) business days, either party may terminate the Agreement pursuant to Section 9(A) or 9(B). Upon termination of the Agreement, KOMAG will, within 3 days, return to UltraCard the remaining balance of the $600,000 advanced to KOMAG.

        (c) KOMAG shall submit to UltraCard invoices for goods provided or services performed.

        (d) UltraCard shall, , 45 days from the beginning of the NRE period, advance KOMAG $500,000 to secure payment for the first 100,000 Card Substrates to be provided under Paragraph 5(B). In the event the Agreement Is terminated pursuant to Section 9(A) for breach by KOMAG or Section 9(B), KOMAG will return to UltraCard the balance of the $500,000.00 advance not applied to Card Substrates shipped by KOMAG and received by UltraCard.

     (iii) KOMAG shall provide to UltraCard NRE Charge Accounting Report of the NRE charges on a thirty (30) day basis and the 30 Day NRE Charge Accounting Report shall be delivered to UltraCard within ten (10) days from the end of the applicable thirty (90) days.

     (iv) Within thirty (30) days of the receipt of 30 Day NRE Charge Accounting Report and upon UltraCard review of the same, If UltraCard has any objections thereto UltraCard will notify KOMAG of UltraCard's objections in writing. Upon notification by UltraCard to KOMAG, KOMAG will cease incurring
NRE charges. The parties shall meet and mutually resolve such disagreement within three (3) days of UltraCard's notification of the same and if the parties cannot so resolve the disagreement within ten (10) business days, either party may terminate the Agreement pursuant to Section 9(A) or 9(B).

     (v) In the event that KOMAG forecasts that the NRE charges will exceed $600,000, KOMAG shall promptly provide written notice thereof to UltraCard
                         --------
together with an estimate of the remaining forecasted NRE charges together with sufficient detail to enable UltraCard to reasonably analyze and understand the same. KOMAG and UltraCard shall then meet as promptly as possible and, in good faith, negotiate, if appropriate, a new maximum amount for the NRE charges and the method by what UltraCard is to pay for the same, e,g., letter of credit, amortization per Card Substrate basis or otherwise.

     (vi) The major items of NRE projects currently expected to be necessary under this Agreement are set forth in Exhibit C attached hereto, The parties recognize that they may mutually determine that it is necessary or desirable to have one or more vendors mutually selected by the parties to produce one or more of a texture machine, a cleaning machine, and cassettes, and that such vendor may charge NRE charges to develop the same. The NRE charges set forth in this Paragraph 5 do not include the foregoing vendor NRE charges for a texture machine, a cleaning machine, or cassettes, nor any NRE charges that KOMAG may incur in the event it is necessary for KOMAG to participate in the development of the texture machine, a cleaning machine or cassettes ("Additional NRE charges"). In the event during the course of this Agreement the parties mutually agree to have one or more mutually selected vendors produce one or more of a texture machine or cassettes, UltraCard shall pay the Additional NRE charges in accordance with the principals of Paragraph 5(A)(1)-5(A)(v), should the existing NRE charges exceed $600,000.

     (B) KOMAG and UltraCard agree on the following with respect to manufacturing cost for Card Substrates;

     (i) The target price per Card Substrate, cost plus thirty (30) percent, shall be as follows:

              CARD SUBSTRATE PRICING PER CARD SUBSTRATE WITHOUT NRE
              -----------------------------------------------------
      AS A FUNCTION OF AGGREGATE NUMBER OF CARD SUBSTRATES ACTUALLY SH[PPED
      ---------------------------------------------------------------------


-----------------------  -----------  ---------------  ------------
Form  of  Completion     1 - 100k     100k - 500k*     Over 500k **
Card  Substate
-----------------------  -----------  ---------------  ------------
Polished  Substrate      $   5.00     $       1.00              TBN
-----------------------  -----------  ---------------  ------------

* After the purchase of 100, 000 card substrates, the target price for purchases of greater than 1,000,000 card substrates in any calendar quarter will be as shown.
**  Price  to  be  negotiated.
------------------------------

     The pricing set forth above has been determined based upon the mutual understanding that raw material that has been fine blanked or photo milled and heat treated meeting the Card Substrate Specifications (i.e, ready for Flat Lap or Grind step (a) of Paragraph 5(B)(ii), below) can be obtained at a price to KOMAG of $0.20 per piece; or that the cost for KOMAG to procure the raw material, perform fine blanking or photo milling and heat treating, plus manufacturing overhead burden and related costs plus thirty percent (30%) shall be no more than $0.20 per piece in volume production,

     (ii) In the event that the cost of the raw material, fine blanking or photo milling, and heat treating cannot be procured for $0.20 per piece or supplied by KOMAG at $0.20 per piece, the parties agree to adjust the pricing in Paragraph 5(B)(i) accordingly to reflect the deviation in price from $0.20.

     (iii)     The  above  price  per  Card  Substrate  shall  include:
               (a)     Purchased  raw  material;
               (b)     Fine  Blanking  or  Photo  Mill;
               (c)     Heat  Treat;

               (d)     Flat  Lap  or  Grind;
               (e)     Nip  plate;
               (f)     Polish;
               (g)     Cleanings  steps  between  processes  as  necessary;  and
               (h)     Inspection  and  packaging,

      (iv) The prices set forth above are based upon a volume of 1,000,000 Card Substrates per quarter. In the event that the actual orders from UltraCard on a quarterly basis do not meet 1,000,000 Card Substrates per quarter, KOMAG will be entitled to recover from UltraCard, in addition to the $1.00 per Card Substrate already paid by UltraCard, the following amount for that quarter:

RECOVERY  IN  THE  EVENT  ULTRACARD  FAILS  TO  ORDER
1,000,000  OR  MORE  CARD  SUBSTRATES  PER  QUARTER

CARD SUBSTRATES ACTUALLY           ADDITIONAL AMOUNT
ORDER DURING THE QUARTER               DUE KOMAG
---------------------------------  ------------------
Less than 250,000 for the Quarter  $       400,000.00
---------------------------------  ------------------
250,001 - 500,000 for the Quarter  $       300,000.00
---------------------------------  ------------------
500,001 - 750,000 for the Quarter  $       200,000.00
---------------------------------  ------------------
750,001 - 999,999 for the Quarter  $       100,000.00

     (v)     KOMAG shall actively work to minimize Manufacturing costs and shall
share  cost  reductions  equally  with  UltraCard.   KOMAG  shall  have  full
responsibility and authority for allocating quantities and placing orders to suppliers, including component price negotiations.

      (vi)    Pricing  set  forth above is FOB from KOMAG's manufacturing sites.

     (vii) LIMITED EXPRESS WARRANTY, For a period of the lesser of 150 days from date of delivery of Card Substrate to UltraCard or 90 days from UltraCard's delivery of Card Substrate to UltraCard's customer, KOMAG will, at its option, repair, replace, or reimburse for any Card Substrate purchased by UltraCard from KOMAG which, not withstanding a transfer of the Card Substrate having a defect in materials or workmanship provided the product is returned, transportation charges prepaid, to KOMAG with written notification and provided further that the product has not been modified, misused. or damaged by UltraCard or its transferee.

     THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS OR OF SUITABILITY FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON SELLER'S. PART, AND IT NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR SELLER ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE SAID ARTICLES.

     (viii) The parties recognize that the Card Substrate to be purchased under this agreement is under development, and agree that the above stated determination of defect in materials or workmanship shall be made with respect to the reasonable expectations with respect to materials and workmanship according to the Card Substrate Specifications in effect at the time of manufacture of the Card Substrate, Should a dispute arise over whether a Card

Substrate is defective, that dispute will be resolved, in an due haste, under binding arbitration in the county of San Jose in the state of California. If binding arbitration does not determine a defect in materials or workmanship on a product claimed to be defective, UltraCard agrees to pay KOMAG's established charges for unpacking, testing, and repackaging of the product for reshipment to UltraCard.

THIS PROVISION STATES ULTRACARD'S EXCLUSIVE AND SOLE REMEDY FOR BREACH OF WARRANTY AND THE ENTIRE EXTENT OF KOMAG'S LIABILITY FOR DEFECTIVE PRODUCT.

This provision does not extend the original warranty period of any product which has been repaired or replaced by KOMAG.

     (ix) DAMAGE LIMITATION. INDEPENDENTLY OF ANY OTHER REMEDY LIMITATION HEREOF AND NOT WITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY SUCH LIMITED REMEDY, IT IS AGREED THAT IN NO EVENT SHALL KOMAG BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT ARISING FROM A BREACH OF THIS LIMITED EXPRESS WARRANTY.

     (6)  QUALITY  SYSTEM/ACCEPTANCE  OF  CARD  SUBSTRATE

     (A) KOMAG and UltraCard will cooperate to establish manufacturing reliability testing to be performed by KOMAG on finished Card Substrate. Unless the parties mutually agree on acceptance program at KOMAG manufacturing site, UltraCard shall have the right to perform Card Substrate inspection and acceptance within a period of thirty (30) days of the delivery of the Card Substrate by KOMAG to UltraCard's facilities.

     (7)  CONFIDENTIALITY

     (A) The parties agree as follows with respect to confidential information;

     (i) Each party's confidential information will be kept confidential by the other party as set forth herein.

     (ii) Subject to the provisions of Paragraph (7)(A)(iii) below, it is understood that during the performance under this Agreement, there will be a technical exchange between UltraCard, its employees and agents, and KOMAG and its employees and agents, and that confidential proprietary information will be disclosed to and/or developed by each party, its employees and agents during the term of the Agreement (the "Confidential Business Information"). It is expressly understood and agreed, as part of this Agreement, each party shall own all of such Confidential Business Information it discloses or develops, and that each party agrees that the same shall be, and is, confidential & and proprietary information of the party disclosing or developing the same. It is expressly understood and agreed that a party shall not have the right to use the other party's Confidential Business Information for it's own benefit nor to use the same for the benefit of any third party except as provided herein,

     (iii) The obligation of confidentiality imposed on a party hereunder shall be to the same extent a party protects its own information it considers to be confidential information, but in no event less than a remarkable degree of care, and shall not apply with respect to the following:

     (a) As to any information lawfully disclosed to a party by a third party, either oral or written, not under an obligation of confidentiality and not in violation of any rights of the other party, or disclosed to a party by a third party who has received the information from the other party and is authorized to disclose the same to the public; or

     (b) As to any information that is or becomes known to the public, that is disclosed in a printed publication available to public or that is described in a patent anywhere in the world; or

     (c)     As  to  any  information  which  has  been  developed

Independently by a party as demonstrated by written documents prior to the date of disclosure by the other party.

     (iv) The obligation of confidentiality will automatically terminate upon the expiration of three (3) years from the expiration or Effective Date of Termination (as defined below) of this Agreement, except that Confidential Business Information incorporated in the Card Substrate or in the making thereof shall remain confidential unless and until one or more of the exceptions of Paragraph 7(B)(iv)(a),(b) and (c), above, applies, provided that the same may be disclosed in accordance with the terms of the Intellectual Property Agreement (including the confidentality provisions thereof) described in Paragraph 8, below.

     (v) KOMAG will provide UltraCard access to its facilities to observe and assist with the progress of Contract Manufacturing Services hereunder for a period no less than sixteen (16) hours per week, upon reasonable advance notice and during normal business hours.

     (8)  INTELLECTUAL  PROPERTY  RIGHTS

     (A) UltraCard and KOMAG are to enter into prior to or concurrent with the execution of the Card Substrate Supply Agreement and Intellectual Property
Agreement in the form of Exhibit D attached hereto. The parties agree that the execution and delivery of the Intellectual Property Agreement is a condition precedent to the Card Substrate Supply Agreement becoming effective.


     (9)  TERM  /  TERMINATION  RIGHTS

     (A) The term of this Agreement is two (2) years, unless earlier terminated as provided herein, which can be extended as by mutual written agreement ("Term"). This Agreement can be terminated and/or cancelled by either party for non-performance or breach of terms by a party providing written notice thereof to the other party, provided, however, that the party exercising its rights hereunder shall first provide the other party with thirty
(30) days prior written notice of the non-perfomance or breach and the other party shall have failed to cure the same within the thirty (30) day period, The end of the thirty (30) day cure period shall be the "Effective Date of Termination."

     (B) Notwithstanding any other provision of this Agreement, UltraCard is to have the right to terminate and/or cancel this Agreement at any time up to completion of the NRE projects by providing and delivering to KOMAG a Written Notice of Termination, which termination shall be effective upon receipt of the same by KOMAG (the "Effective Date of Temination").

     (C) The parties acknowledge and agree that the Card Substrate to be supplied hereunder is under development and that it is unknown and unknowable whether the Card Substrate (including the Prototype Card Substrate, the First Article of Manufactured Card Substrate, and the Card Substrate thereafter) is manufacturable on an economic basis or at all. Accordingly, if KOMAG determines, in good faith, that the Card Substrate is not manufacturable, and KOMAG provides UltraCard with written notice thereof specifying the reasons therefore, KOMAG shall then have the right to terminate and/or cancel this Agreement by providing written notice thereof to UltraCard thirty (30) days before the first scheduled delivery date of Prototype Card Substrates as set forth in Paragraph 2, First Article of Manufactured Card Substrates as set forth in Paragraph 3, or Card Substrates as set forth in Paragraph 4. (The date of UltraCard's receipt of such notice shall be the "Effective Date of Termination")

     (D) In the event that KOMAG terminates for UltraCard's breach or default under Paragraph 9(A) or UltraCard exercises its rights set forth in Paragraph 9(B) above, UltraCard shall be obligated to pay the purchase order price for Card Substrates subject to firm purchase order as set forth in Paragraph (4), provided that KOMAG delivers the same to UltraCard. KOMAG shall also be entitled to recover all amounts set forth in Paragraph 5(B)(iv), above. In the event that the NRE charges subject of Paragraph 5 (A)(i) have not been paid to KOMAG by UltraCard, the parties agree as follows:

     (i) KOMAG shall provide UltraCard with a written accounting of the NRE charges including the details of the unpaid NRE charges, If UltraCard has no objection(s) to such NRE charges accounting, then the amount due shall be paid within thirty (30) days.

     (ii) If UltraCard has any objection(s) to the NRE charges accounting, UltraCard shall promptly provide KOMAG with written objection(s) thereto setting forth the reasons for such objection(s) and the parties shall promptly meet and, in good with, attempt to resolve such objection(s). Upon reaching mutual agreement on resolutions of the objection(s) and as to a liquidated amount due, the agreed upon amount the NRE charge shall be paid by UltraCard in Thirty (30) days,

                  10.          INTERPRETATION / APPLICABLE LAW
                               -------------------------------

     (A) The parties agree that all provisions of this Agreement, and any questions concerning its construction and interpretation, shall be governed by the laws of the State of California, without regard to its conflict of laws provisions,

     (B) This Agreement supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. Without limiting the foregoing, the confidentiality provisions of this Agreement shall supersede any confidentiality or nondisclosure agreements between the parties.

     (C) No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by the parties.

     (D) In the event any provision hereof is deemed null and void or unenforceable, the remaining provisions thereof shall remain in full force and effect.

     11  NOTICES

     All notices, reports and payments made pursuant to this Agreement "I be in writing and addressed to the parties at the address set forth in the first paragraph of this Agreement unless notice of a difference address is supplied by either party to the other.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year set forth below adjacent to their respective signatures, but effective as of the day and year as set forth above.

                                 UltraCard, Inc,
                                 a Nevada corporation


Date:  October 18, 2000          By:  /s/  Daniel Kehoe
                                 Chief Executive Officer




                                 KOMAG,  Incorporated,
                                 a Delaware corporation


Date:  October 18, 2000          By:  /s/  T. H. Tan
                                 Chief Executive Officer